UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 8, 2013
Date of Report (date of earliest event reported)

Standard Parking Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600
Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Item 7.01. Regulation FD Disclosure.

The following information is furnished by Standard Parking Corporation (“Standard”) pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.” This Form 8-K/A amends Standard’s Current Report on Form 8-K dated March 8, 2013.

On March 14, 2013, Standard issued a news release to correct certain information in its news release, originally issued March 8, 2013, announcing Standard’s financial results for the three and twelve months ended December 31, 2012 (attached as Exhibit 99 to Standard’s Current Report on Form 8-K dated March 8, 2013).  The Company’s operating results for the quarter and year ended December 31, 2012, as presented in the Company’s news release issued on March 8, 2013, are corrected to reflect changes in the Company’s income tax benefit (to $9.4 million from $10.2 million for the fourth quarter of 2012 and to $2.4 million from $3.2 million for the full year 2012) relating to certain executive compensation awards.  As a result of these changes, the net income (loss) attributable to Standard Parking Corporation and the Company’s earnings (loss) per share are corrected to a net loss of $5.6 million and a net loss per share of $0.25 for the fourth quarter of 2012 and to net income of $3.1 million and earnings per share of $0.18 for the full year 2012.  The Company’s EBITDA and merger-adjusted results for the fourth quarter of 2012 and the full year 2012 and its guidance for 2013 are unaffected by these changes.  A copy of the corrected news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A and is hereby incorporated by reference. Additionally, the corrected amounts will be reflected in the financial statements and other financial information to be contained in Standard’s annual report on Form 10-K for the year ended December 31, 2012.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Corrected News Release, dated March 14, 2013, issued by Standard Parking Corporation (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Parking Corporation
Date: March 14, 2013	/s/ G MARC BAUMANN G Marc Baumann Chief Financial Officer and President of Urban Operations

EXHIBIT INDEX

Exhibit No.	Description

99.1	Corrected News Release, dated March 14, 2013, issued by Standard Parking Corporation (furnished herewith).